Exhibit 10.35

Tony Sirianni

Senior Vice President, Worldwide Field Operations
FY06 Compensation Plan

Effective Date: March 1, 2005 to February 28, 2006

Compensation Elements (All In US $)

Annual Base Salary	$275,000
Base Target Bonus @ 100%	$285,000
Annual Total Target Income @ 100%	$560,000

General Terms

This package contains the details of your compensation plan for FY06. All compensation amounts are in US dollars.

1)	Your actual FY06 bonus will be determined by multiplying your Base Target Bonus amount noted above by the final FY06 approved corporate factor as determined by the Share in Success (SIS) company performance results. A copy of the FY06 approved SIS executive grid is attached.

2)	To be eligible to receive an FY06 bonus you must remain employed by the company on February 28, 2006.

FY06 Executive Incentive Grid (Share in Success Plan)

The grid is designed to reward achievement of plan on both metrics (Operating Margin and Revenue), and to discourage the achievement of one metric at the expense of the other. If threshold performance is not achieved on either metric, the payout is nil. There is a cap of 400% on the overall level of payout.

PAYOUT AS PERCENTAGE OF BASE TARGET BONUS

EXECUTIVE INCENTIVE GRID (DESCRIBED ABOVE) INTENTIONALLY DELETED

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